Exhibit 99.(l)(ii)

[LETTERHEAD OF VENABLE LLP]

August 21, 2017

RMR Real Estate Income Fund
Two Newton Place
255 Washington Street

Suite 300
Newton, Massachusetts 02458

Re:	Registration Statement on Form N-2:
1933 Act File No. 333-218384
1940 Act File No. 811-22260

Ladies and Gentlemen:

We have served as Maryland counsel to RMR Real Estate Income Fund, a Maryland statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Trust”), in connection with certain matters of Maryland law arising out of the registration of (i) 2,550,502 common shares of beneficial interest, par value $.001 per share (the “Common Shares”), of the Trust, and (ii) 7,651,507 transferable subscription rights (the “Rights”) of the Trust, to be distributed to the shareholders of the Trust, to purchase the Common Shares, each covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Trust with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.             The Registration Statement and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act and the 1940 Act;

2.             The Prospectus Supplement, dated August 18, 2017 (the “Prospectus Supplement”);

3.             The Certificate of Trust of the Trust (the “Certificate”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.             The Declaration of Trust of the Trust (the “Declaration of Trust”), certified as of the date hereof by an officer of the Trust;

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5.             The Bylaws of the Trust (the “Bylaws”), certified as of the date hereof by an officer of the Trust;

6.             A certificate of the SDAT as to the good standing of the Trust, dated as of a recent date;

7.             Resolutions adopted by the Board of Trustees of the Trust (the “Board”) relating to, among other matters, the authorization of the sale, issuance and registration of the Common Shares and the Rights (the “Resolutions”), certified as of the date hereof by an officer of the Trust;

8.             The form of Subscription Rights Certificate to subscribe for the Common Shares (the “Rights Certificate”);

9.             A certificate executed by an officer of the Trust, dated as of the date hereof; and

10.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Trust) is duly authorized to do so.

3.             Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements

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August 21, 2017

and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.             The Common Shares will not be issued or transferred in violation of any restriction or limitation contained in Article V of the Declaration of Trust.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Trust is a statutory trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             The issuance of the Common Shares has been duly authorized and, when issued and paid for upon exercise of the Rights pursuant to the Resolutions, the Registration Statement and the Prospectus Supplement, the Common Shares will be validly issued, fully paid and nonassessable.

3.             The issuance of the Rights has been duly authorized and, when issued and paid for in accordance with the Rights Certificate, the Rights will be valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

In addition to the assumptions and qualifications set forth above, and without limiting the generality of such assumptions and qualifications, the opinion expressed in paragraph 3 above is also subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any

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judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP